ALEX R. STAVROU, ESQ.

Alex R. Stavrou, P.A.

13046 Racetrack Road, #333

Tampa, Florida 33626

Phone: 813-251-1289x1    Fax: 813-489-2528

Alex@alexstavrou.com

________________________________________________________________________

June 15, 2026

PeakCart Group Corp.

2612 Greenleaf Drive

West Covina, California 91792

Re: Consent of Counsel - Registration Statement on Form 10/A

PeakCart Group Corp. Common Stock, CUSIP 44882R200

Ladies and Gentlemen:

We hereby consent to the inclusion, filing or incorporation by reference of our legal opinion dated June 2, 2026 relating to PeakCart Group Corp. (f/k/a Hydro Power Technologies, Inc.), the Company corporate actions, the Company common stock, CUSIP 44882R200, and the deposit of common stock with The Depository Trust Company, as an exhibit to the Registration Statement on Form 10/A of PeakCart Group Corp. to be filed with the Securities and Exchange Commission.

We further consent to the references to our firm and to such opinion in the Registration Statement, including the Exhibit Index and any related discussion of the Company corporate actions and DTC matters. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, except to the extent such consent is required by applicable law or SEC staff practice.

Very truly yours,

Alex R. Stavrou

Alex R. Stavrou, P.A.